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Exhibit 10.15

EMPLOYEE NONSTATUTORY STOCK OPTION
No. ______________

THIS OPTION AND THE SHARES UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THIS OPTION IS NONTRANSFERABLE AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF DISPLAYTECH.

DISPLAYTECH, INC. 1998 STOCK INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AGREEMENT

        Displaytech, Inc., a Colorado corporation ("Displaytech"), as an incentive to the Employee to exert his/her best efforts on behalf of Displaytech, hereby grants, as of                        ("Date of Grant"), to the Employee ("Holder") the option ("Option") to purchase the following number of shares of Displaytech's $0.001 par value common stock (the "Option Shares"):

Holder	Number of Option Shares	Exercise Price
$ per Option Share

subject to (i) the terms and conditions of Displaytech's 1998 Stock Incentive Plan (the "Plan"), which is incorporated herein by this reference, (ii) the rules and regulations for the administration of the Plan which may be adopted from time to time and (iii) the following terms and conditions:

        1.    Vesting of Option.    This Option shall vest and be exercisable as to one-quarter (25%) of the Option Shares as of the end of one year from the Date of Grant and as to one-forty-eighth (1/48th) of the Option Shares at the end of each month thereafter, so that the Option will be 100% vested and exercisable as of the end of four years from the Date of Grant; provided, however, that the Option shall cease to vest as soon as Holder's employment is terminated for any reason whatsoever.

        2.    Payment of Exercise Price.    The purchase price ("Exercise Price") for Option Shares purchased pursuant to this Option shall be as set forth above. The Exercise Price may be paid in any of the following ways, including any combination of the following ways:

          (a)   in cash paid to Displaytech,

          (b)   by delivery to Displaytech of shares of the common stock of Displaytech with a Fair Market Value (as of the exercise date of the Option) equal to the Exercise Price,

          (c)   by surrender of vested Options such that the excess of the Fair Market Value of the Option Shares subject to the Option (as of the exercise date of the Option) over the Exercise Price for the Option equals the Exercise Price, subject to the approval of the Compensation Committee of the Board of Directors of Displaytech ("Committee") at the time of exercise, or

          (d)   if Displaytech Common Stock is publicly traded, by "cashless exercise," that is, directing: (i) an immediate market sale or margin loan respecting all or a part of the Option Shares to which the Holder is entitled upon exercise of the Option; (ii) the delivery of the Option Shares from the Company directly to a brokerage firm; and (iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company, provided, however, that all, or any one, of the payment methods set forth in clauses (b) through (d) may not be utilized if the Committee, in its good faith judgment, determines that the Holder has committed an act or omission that is adverse to the interests of Displaytech.

        3.    Limitations on Exercise.    If Holder's employment is terminated, then this Option may no longer be exercised except as provided in Sections 4, 5, 6, and 7, subject to the limitations set forth in Section 8 below. This Option shall terminate ten (10) years from the Date of Grant, unless terminated or otherwise required to be exercised at an earlier date.

        4.    Death of Holder.    If Holder dies during Holder's employment by Displaytech, or within three (3) months after termination of employment for any reason, the Option shall be exercisable for one (1) year after the date of death, but only as to that portion vested and exercisable as of the date of death and only by the personal representative or administrator of Holder's estate, or by any trustee, heir, legatee or beneficiary to whom Holder's rights under this Option shall pass by will or the laws of descent and distribution.

        5.    Retirement of Holder.    If Holder's employment with Displaytech terminates by reason of retirement, the Option shall be exercisable for three (3) months after the date of such termination, unless the Holder dies within such three (3) month period, in which case the provisions of Section 4 apply, but only to the extent to which the Option was exercisable at the time of such termination of employment by retirement.

        6.    Disability of Holder.    If Holder becomes permanently and totally disabled, the Option shall be exercisable for one (1) year after the date of such disability, but only to the extent to which the Option was exercisable at the time of such disability. For purposes of this Section 6, a Holder shall be considered to be totally and permanently disabled if a qualified medical physician approved by Displaytech certifies in writing to Displaytech that such Holder is unable to be gainfully employed by Displaytech by reason of a diagnosed and determinable physical or mental impairment which can be expected to result in death or has lasted and can be expected to last for a continuous period of not less than 12 months. For purposes of this Section 6, the term "date of such disability" shall mean the date of the written certification furnished to Displaytech by the medical physician refereed to herein, or such other date as may be agreed upon in writing by the Holder and Displaytech.

        7.    Termination of Employment.    If Holder's employment is terminated for any reason other than death, disability or retirement, the Option shall be exercisable for three (3) months after the date of such termination, unless the Holder dies within such three (3) month period, in which case the provisions of Section 4 apply, but only to the extent to which the Option was exercisable at the time of such termination of employment.

        8.    Nontransferability of Option.    This Option may not be transferred by Holder otherwise than by will or the laws of descent and distribution. During Holder's lifetime, this Option shall be exercisable only by Holder.

        9.    Leave of Absence.    For purposes of this Option, (i) a leave of absence, duly authorized in writing by Displaytech, for military service or sickness, or for any other purpose approved by Displaytech, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by Displaytech, provided Holder's right to reemployment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

        10.    Changes in Capital.    If the outstanding common stock of Displaytech shall at any time be changed or exchanged by declaration of a stock dividend, split up, subdivision, combination of shares, reverse stock split, recapitalization, merger, consolidation or other corporate action or reorganization regardless of which entity is the surviving entity, the number and kind of shares subject to this Option, the Option Price and the other terms and conditions of the Option shall be appropriately and equitably adjusted so as to maintain the equivalent number of shares and terms and conditions without changing the aggregate option exercise price.

        11.    Alternative to Substitution of Shares.    In the event of a dissolution of Displaytech, or a merger, consolidation, plan of exchange or similar transaction affecting Displaytech, in lieu of providing for

Options as provided above in Section 10, or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holder shall have the right to exercise the Options in whole or in part without limitation on vesting or exercisability as set forth in Section 2, and upon the expiration of such 30-day period all unexercised Options shall immediately terminate. If the Committee elects to provide to the Holder such right to exercise, then Displaytech will give written notice of such election to Holder, and any Holder, notwithstanding any provision in his or her Stock Option Agreement to the contrary, may select any manner of payment of the Option exercise price set forth in the Plan. Notwithstanding the foregoing, if the Holder is subject to Section 16(b) of the 1934 Act and if such event occurs less than six months after the date the Option is granted, the exercise of the Option shall not be accelerated, unless such acceleration is approved by both the Committee and the Holder, if such acceleration would cause the grant or the exercise of the Option to be deemed a purchase subject to Section 16(b) of the 1934 Act and the regulations promulgated thereunder.

        12.    Termination of Option, Stock Repurchase Right.    The Committee may cancel any Option, vested or unvested, and may repurchase any Option Shares issued pursuant to an Option, at any time during which the Holder remains employed by, or in service to, the Company, and for one year after termination of such employment or service, upon the Committee's good faith finding that the Holder's job performance or other conduct is detrimental to the interests of the Company, or that the Holder is not in compliance with all other applicable material provisions of a Stock Option Agreement, the Plan, any non-competition, patent assignment, confidentiality or consulting agreement, or with the following conditions:

          (a)   A Holder shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

          (b)   A Holder shall not, without proper authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company acquired by the Holder either during or after employment with the Company.

        13.    Manner of Exercise.    Subject to the terms and conditions contained herein and in the Plan, this Option may be exercised in whole or in part at any time and from time to time within the Option Period by the delivery of an irrevocable written notice of exercise to the Secretary of Displaytech, together with full payment for the number of shares purchased. This Option shall be exercised only for 100 shares or a multiple thereof or for the full number of shares for which the Option is then exercisable. The notice shall be in the form attached hereto as Exhibit A and shall state (i) the election to exercise the Option, (ii) the number of shares in respect to which the Option is being exercised, (iii) the manner of payment for the Option Shares, (iv) Holder's address, (v) Holder's social security number, and (vi) any other terms and conditions required by Displaytech, and shall be signed by Holder.

        14.    Restrictions on Transfer.

        (a)   Except as otherwise provided in section 14(b) below, the Holder shall not, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Option Shares, or any interest therein, unless and until such Option Shares have been released from restrictions on transfer as hereinafter provided.

        (b)   The Optionee may transfer Option Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Option Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this section 14), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of the Agreement.

        15.    Termination of Restrictions.    Displaytech's right to repurchase Option Shares (but not its right to terminate Options) contained in section 12, Termination of Option, Stock Repurchase Right, and the restriction on transfer of Option Shares contained in section 14, Restrictions on Transfer, shall terminate upon the closing of (i) an initial public offering of Displaytech's stock, or (ii) a merger where Displaytech is not the surviving company.

        16.    Administration.    The Committee shall have the authority, consistent with the Plan, to interpret the Plan and this Option Agreement, to adopt, amend and rescind rules and regulations for the administration of the Plan and this Option Agreement, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be final and conclusive for all purposes and binding upon Holder.

        17.    No Contract of Employment.    It is acknowledged that this Option Agreement does not constitute a contract of employment between Displaytech and the Holder, and that the "at-will" relationship between the parties remains in effect.

        18.    Other Laws: Withholding.    Displaytech shall not be obligated to issue any Option Shares pursuant to any Option granted under the Plan at any time when the Option Shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Committee deems applicable and, in the opinion of legal counsel for the Displaytech, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. Displaytech shall have the right to deduct in connection with all Options any taxes required by law to be withheld, and to require Holder to make any payments necessary to enable it to satisfy its withholding obligations.

        19.    Miscellaneous.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. Any provision contained in this Agreement may be waived only in writing signed by Displaytech. Any such waiver shall not effect the validity of this Agreement. A waiver of a provision in a particular instance shall not prevent Displaytech from enforcing such provision thereafter. This Agreement shall be binding upon and inure to the benefit of Holder and Displaytech and their respective heirs, personal representatives, administrators, successors and permitted assigns. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Secretary of Displaytech or at the address shown beneath Holder's signature below, or at such other address or addresses as either may designate. This Agreement and the Option Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both parties. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Colorado.

        This Stock Option Agreement is dated as of the Date of Grant first above written.

S E A L ATTEST:	DISPLAYTECH, INC. a Colorado corporation
Secretary	By:	Haviland Wright, Chief Executive Officer
ACCEPTED BY HOLDER:

Name:
Address

EXHIBIT A

DISPLAYTECH, INC.
NOTICE AND AGREEMENT OF EXERCISE OF OPTION

        A.    I hereby exercise my Stock Option, pursuant to my Option Agreement dated                        ,             (the "Option Agreement"), with respect to Displaytech, Inc. 1998 Stock Incentive Plan as to            shares of Displaytech, Inc.'s ("Displaytech") $0.001 par value Common Stock (the "Option Shares"). I have elected to pay the Exercise Price as follows (check and complete all applicable):

1.	$ in cash,
2.	$ by the transfer of shares of the $0.001 par value Common Stock of Displaytech,
3.
$ by the surrender of vested Options with respect to shares of the $0.001 par value Common Stock of Displaytech, subject to approval of the Compensation Committee of Displaytech's Board of Directors at the time of exercise,
4.
$ by directing: (i) an immediate market sale or margin loan respecting all or a part of the Option Shares to which the Holder is entitled upon exercise of the Option; (ii) the delivery of the Option Shares from the Company directly to a brokerage firm; and (iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company,

        B.    I may transfer Option Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Option Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this section B.), and such permitted transferee shall, as a condition to such transfer, deliver to Displaytech a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. Otherwise, I agree that, during my employment by Displaytech and for one (1) year thereafter, I will not, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "Transfer"), any of the Option Shares, or any interest therein, unless and until such Shares have been released from the restrictions on Transfer.

        C.    I hereby acknowledge, represent, warrant and agree, to and with Displaytech as follows:

          1.     I am acquiring the Option Shares for my own account for investment purposes only and not with a view to their sale or distribution of any kind, and no other person will own any interest therein;

          2.     I have been given the opportunity to ask questions of, and to receive answers from, the officers of Displaytech concerning the terms and conditions of the offering and to obtain such additional information as I desired or requested in order to evaluate the merits and risks of an investment in Displaytech; Displaytech has not made any guaranty upon which I have relied concerning the possibility or probability of profit or loss as a result of my ownership of an interest in Displaytech;

          3.     I have adequate means of providing for my current needs and personal contingencies, have no need for liquidity in this investment, and I could bear the loss of my entire investment in Displaytech;

          4.     The Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; the shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          5.     Displaytech shall not be required to: (i) transfer on its books any of the Option Shares which shall have been sold or Transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such Option Shares or to pay dividends to any transferee to whom any such Option Shares shall have been so sold or Transferred. Displaytech may, without liability for its good faith actions, issue "stop transfer" instructions requiring compliance with applicable securities laws, and place legend restrictions upon my Option in substantially the following form (in addition to any other legends required by law):

      THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THESE SHARES ARE NONTRANSFERABLE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF DISPLAYTECH.

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND AN OPTION TO PURCHASE SET FORTH IN A CERTAIN AGREEMENT BETWEEN DISPLAYTECH, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS/HER PREDECESSOR IN INTEREST). SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE TREASURER OF DISPLAYTECH, INC.

        D.    During my employment by Displaytech and for one (1) year thereafter, if I commit any act or omission which is adverse to the interests of Displaytech as determined and described in Section 12 of the Stock Option Agreement, Displaytech shall have the right to repurchase all or any part of the Option Shares I have acquired hereunder at the price per share paid by me. If Displaytech elects to exercise this right, it shall give me written notice of its intent to repurchase the stock, stating the number of shares to be repurchased and the price per share to be paid. Within seven (7) days after receiving the notice, I will endorse in blank and deliver the stock certificate for the shares to Displaytech, which shall pay the purchase price to me within seven (7) days of receiving the properly endorsed stock certificate. Displaytech may specifically enforce its right to repurchase the stock in any court having jurisdiction, and shall be entitled to recover from me all legal costs and expenses, including reasonable attorney fees, which it incurs in doing so.

        E.    I agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The terms of this Agreement shall apply to any additional shares issued to or received by me in connection with a stock dividend, stock split, or other distribution with respect to the Option Shares. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law. Any provision contained in this Agreement may be waived only in writing by Displaytech. Any such waiver shall not effect the validity of this Agreement. A waiver of a provision in a particular instance shall not prevent Displaytech from enforcing such provision thereafter. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to me at the address shown beneath my respective signature below, or at such other address or addresses as I may designate. This Agreement, the Option Agreement, and the Option Plan constitute the entire agreement between Displaytech and me, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both Displaytech and me. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Colorado.

(Print Your Name)	Signature
Dated:
Address	_ _ _ - _ _ - _ _ _ _ Social Security Number

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EMPLOYEE NONSTATUTORY STOCK OPTION